SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☒ ☒	Definitive Proxy Statement
☐ ☐	Definitive Additional Materials
☐ ☐	Soliciting Material under Rule 14a-12

AUXILIO, INC.
(Name of the Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Auxilio, Inc.
26300 La Alameda, Suite 100
Mission Viejo, California 92691
949-614-0700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2010

TO OUR STOCKHOLDERS:

The Annual Meeting of Stockholders of Auxilio will be held on May 20, 2010, at 3:00 p.m. local time at our principal executive offices, located at 26300 La Alameda, Suite 100, Mission Viejo, California for the following purposes:

1.	To elect seven directors to the Board of Directors to hold office for a one-year term;

2.	To ratify the appointment of Haskell & White LLP (“Haskell & White”) as independent auditors for fiscal year 2010; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends that you vote FOR each of the seven nominees for director.

Only stockholders of record at the close of business on March 31, 2010 are entitled to notice of, and to vote at, the meeting. All stockholders are cordially invited to attend the meeting.  Our Bylaws require that the holders of a majority of the outstanding shares of our common stock entitled to vote be represented in person or by proxy at the meeting in order to constitute a quorum for the transaction of business. Regardless of whether you expect to attend the meeting, your vote is very important and we urge you to vote and submit your proxy to ensure the presence of a quorum.

Our proxy statement is attached.  Financial and other information concerning Auxilio is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2009.

You may still attend and vote in person at the annual meeting if you wish, even though you may have submitted your proxy prior to the meeting. If you attend the meeting and vote in person, your proxy will be revoked and only your vote at the meeting will be counted. Thank you in advance for your prompt return of your proxy.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 20, 2010:

A complete set of proxy materials relating to our Annual Meeting is available on the Internet.  These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders, may be viewed at www.colonialstock.com/auxilio2010.  Information included on this website or the Company’s website, other than these materials, is not part of the proxy soliciting materials.

By Order of the Board of Directors,

/s/ Paul T. Anthony

Paul T. Anthony
Secretary

Mission Viejo, California
April 8, 2010

Auxilio, Inc.
26300 La Alameda, Suite 100
Mission Viejo, California 92691
____________________

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

SOLICITATION, EXERCISE AND REVOCATION OF PROXIES

The accompanying proxy is solicited on behalf of our Board of Directors to be voted at our Annual Meeting of Stockholders to be held at the Company’s principal executive office, located at 26300 La Alameda, Suite 100, Mission Viejo, California, on May 20, 2010, at 3:00 p.m. local time, and any and all adjournments or postponements thereof. In addition to the original solicitation by mail, certain of our employees may solicit proxies by telephone or in person. No specially engaged employees or solicitors will be retained for proxy solicitation purposes. All expenses of this solicitation, including the costs of preparing and mailing this proxy statement and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of shares, will be borne by us. You may vote in person at our annual meeting, if you wish, even though you have previously mailed in your proxy or voted via telephone or the Internet. This proxy statement and the accompanying proxy are being made available to our stockholders via the Internet on or about April 8, 2010. Unless otherwise indicated, “the Company,” “we,” “us” and “our” mean Auxilio.

All duly executed proxies will be voted in accordance with the instructions thereon. Stockholders who execute proxies, however, retain the right to revoke them at any time before they are voted. The revocation of a proxy will be effective upon written notice delivered to the Secretary of the Company, the timely delivery of a valid, later-dated proxy, or the stockholder granting such proxy voting by ballot at our annual meeting.

VOTING OF SECURITIES

Voting

If, as of March 31, 2010, you are a registered owner (meaning that your shares are registered in the Company’s records as being owned in your name), then you may vote on matters presented at the Annual Meeting in the following ways:

•	By proxy-you may complete the proxy card and mailing it to the Company;

•	By Internet or telephone in accordance with the instructions in the proxy card; or

•	In person-you may attend the Annual Meeting and cast your vote there.

If, as of March 31, 2010, you are a beneficial owner whose shares are held in “street-name” by a bank, broker or other record holder, please refer to your voting instruction card and other materials forwarded by such record holder for information on how to instruct the record holder to vote on your behalf.

If you are a registered holder and vote by proxy, the individuals named on the enclosed proxy card will vote your shares in the way that you indicate.  When completing the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the following:

(1)	To elect the following seven (7) nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and have qualified:

Edward B. Case Joseph J. Flynn Michael Joyce John D. Pace	Max Poll Mark St. Clare Michael Vanderhoof

(2)	To ratify the appointment of Haskell & White LLP as independent auditors for fiscal year 2010.

(3)	Such other business as may properly come before the meeting or any adjournment thereof.

If you do not indicate how your shares should be voted on a matter, the shares represented by your properly submitted proxy will be voted as the Board of Directors recommends.  If you choose to vote by mailing a proxy card, your proxy card must be filed with the Corporate Secretary of the Company prior to or at the commencement of the Annual Meeting.

Registered holders who vote by sending in a signed proxy will not be prevented from attending the Annual Meeting and voting in person.  You have the right to revoke a proxy at any time before it is exercised by (a) executing and returning a later dated proxy, (b) giving written notice of revocation to the Company’s Corporate Secretary at 26300 La Alameda, Suite 100, Mission Viejo, California 92691 or (c) attending the Annual Meeting and voting in person.  In order to attend the Annual Meeting and vote in person, a beneficial holder whose shares are held in “street name” by a bank, broker or other record holder must follow the instructions provided by such record holder for voting in person at the meeting.  The beneficial holder also must obtain from such record holder and present at the Annual Meeting a written proxy allowing the beneficial holder to vote the shares in person.

IT IS IMPORTANT THAT PROXIES BE SUBMITTED PROMPTLY. THEREFORE, STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD, OR SUBMIT THEIR VOTE VIA TELEPHONE OR THE INTERNET, AS SOON AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON.

If you receive more than one proxy card because your shares are registered in different names or at different addresses, please provide voting instructions for all proxy cards you receive so that all of your shares will be represented at the Annual Meeting. The Company is delivering multiple Proxy Statements and Annual Reports to multiple stockholders who have requested physical delivery of the proxy statement and related materials and who are sharing an address unless it receives contrary instructions from one or more of the stockholders. If you are a stockholder residing at a shared address and would like to request an additional copy of the Proxy Statement or Annual Report now or with respect to future mailings (or to request to receive only one copy of the Proxy Statement or Annual Report if you are currently receiving multiple copies), please send your request to Auxilio, Attention Corporate Secretary at the address noted above or call us at 949-614-0700.

Record Date, Quorum and Voting Requirements

Record Date

Only holders of record of the Company’s common stock at the close of business on March 31, 2010, will be eligible to vote at the Annual Meeting.  As of the close of business on March 31, 2010, the Company had 19,159,151 shares of common stock outstanding.  Each share of common stock is entitled to one vote.

Quorum

The presence of the holders of a majority of the voting power represented by the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

Required Vote

Election of Directors.  Directors will be elected by a plurality of votes cast at the Annual Meeting.  This means that the seven nominees for director who receive the most votes will be elected.  Only votes “for” or “against” affect the outcome. Abstentions are not counted for purposes of the election of directors.

Other Matters.  For each other item, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for approval.  If you are present at the meeting but do not vote on any of these proposals, or if you have given a proxy and abstain on any of these proposals, this will have the same effect as if you voted against the proposal.  If there are broker non-votes on the issue, the shares not voted will have no effect on the outcome of the proposal.

Broker Authority to Vote.  Under the rules of the Financial Industry Regulatory Authority, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange (the “NYSE”), a member broker who holds shares in street name for customers has the authority to vote on certain items if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. However, the NYSE rules were recently amended to prevent member brokers from voting on the election of directors if those member brokers do not receive instructions to vote from their customers.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, located at 26300 La Alameda, Suite 100, Mission Viejo, California, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Stockholder Proposals for 2011 Annual Meeting of Stockholders

Pursuant to Securities and Exchange Commission (“SEC”) Rule 14a-8, proposals that stockholders wish to include in the Company’s proxy statement and form of proxy for the Company’s 2011 annual meeting of stockholders must be received by the Company at its principal executive office located at 26300 La Alameda, Suite 100, Mission Viejo, California, no later than January 15, 2011 and must satisfy the conditions established by the SEC for such proposals.  Pursuant to SEC Rule 14a-4, if the Company has not received notice by February 22, 2011 of any matter a stockholder intends to propose for a vote at the 2011 annual meeting of stockholders, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card. Stockholders are advised to review the Company’s Bylaws, which contain requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors are elected at each annual stockholder’s meeting to hold office until the next annual meeting or until their successors are elected and have qualified.  Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the seven (7) nominees named below.  All of the nominees currently are directors of the Company.

It is intended that shares represented by the proxies will be voted FOR the election to the Board of Directors of the persons named below unless authority to vote for nominees has been withheld in the proxy. Broker non-votes and proxies marked “withheld” as to one or more of the nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action. Although each of the persons named below has consented to serve as a director if elected and the Board of Directors has no reason to believe that any of the nominees named below will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Name	Age	Position with the Company
Edward B. Case	58	Director, Chairman of the Audit Committee
Joseph J. Flynn	44	Chief Executive Officer, President
Michael Joyce	67	Director, Member of the Compensation Committee
John D. Pace	56	Director, Chairman of the Board and Member of the Compensation Committee
Max Poll	63	Director, Member of the Audit Committee
Mark St. Clare	63	Director, Member of the Audit Committee
Michael Vanderhoof	50	Director, Chairman of the Compensation Committee

Edward B. Case, 58. Mr. Case has over 27 years experience leading healthcare, academic and community organizations. Since January 2006, he has served as the Executive Vice President and CFO for The Rehabilitation Institute of Chicago (RIC) where he provides leadership and oversight for all aspects of the Institute. From December 2003 to December 2005, Mr. Case was the President and Owner of Healthcare Resource Associates, a leading provider of business process outsourcing services focused on cash flow improvements for hospitals and physicians. Mr. Case has also served as CEO and President of Presbyterian Healthcare, as well as CEO and CFO of BJC Health Systems, and CFO at St. John’s Mercy Medical Center.  Mr. Case has served as a member of the Company’s Board of Directors since January 2006.

Mr. Case’s extensive healthcare industry financial leadership background provides the Board substantial financial and accounting expertise. Having served as the CEO and CFO of healthcare enterprises, Mr. Case brings to the Board strong accounting and financial oversight required for our financial reporting and enterprise and operational risk management.

Joseph J. Flynn, 44. Mr. Flynn has been a member of the Company’s Board of Directors since 2003 and has served as the Company’s President and Chief Executive Officer since September 2009. This is his second term as the CEO and President of the Company.  He previously served in this capacity from 2004 to 2006. As the Company’s CEO, Mr. Flynn is responsible for executive management and leadership, strategic direction and stockholder relations. Mr. Flynn has over 20 years of experience in leading large international service operations in business media, software, and technology firms. During his hiatus from the Company, Mr. Flynn was the Vice President of the Sport Group for the Nielsen Company.

Mr. Flynn experience in service based organizations together with his historical perspective of the Company has given him extensive knowledge of the business model and brings leadership and unique perspective to the Board.

Michael Joyce, 67. Mr. Joyce has more than 30 years of experience in automotive and automotive related industries.  Prior to his retirement in 1998, Mr. Joyce was President, CEO, and a principal owner of Pacific Baja Light Metals, Inc., a manufacturer of aluminum wheels and other machined aluminum castings of the automotive industry.  Pacific Baja has manufacturing facilities in the United States and Mexico. From 1971 to 1983, Mr. Joyce held various management positions with Rockwell International, the last as Vice President and General Manager of its Western Wheel Division, a manufacturer of aluminum wheels.  Currently at Superior Industries Inc. in Van Nuys, California, Mr. Joyce serves on the Compensation/Benefits Committee of the Board of Directors. Mr. Joyce holds a degree in Physics from Kent State University and an MBA from Ohio State University. Mr. Joyce has served as a member of the Company’s Board of Directors since June 2007.

Mr. Joyce brings corporate governance expertise to the Board garnered through his leadership positions and board service with other entities. His experience and qualifications provide sound governance leadership to the Board.

John D. Pace, 56.  Mr. Pace is the Non-executive Chairman of the Board and Chief Strategy Officer.  He spent 25 years with ServiceMaster Management Services which provided outsourced services to healthcare. Mr. Pace served there in a variety of senior leadership roles, the last as Executive Vice President for the West.  Mr. Pace retired from ServiceMaster in March 2002.  Mr. Pace has served as a member of the Company’s Board of Directors since 2004 and is a member of the compensation committee.

Mr. Pace’s career experience in leading a division of a successful Fortune 500 company that  provided outsource services to healthcare, brings to the Board insight and knowledge in industry and Company operations. His background is an asset in strategic planning to the Company.

Max Poll, 63.  Mr. Poll most recently served as President and Chief Executive Officer of Scottsdale Healthcare, where he retired from in October 2005.  He has been in health care administration for over 30 years and has held the positions of President & CEO of Barnes Hospital in St. Louis, Missouri, the primary teaching affiliate of Washington University School of Medicine; Administrator & CEO of Boone Hospital Center, Columbia, Missouri; and Assistant Director of St. Luke's Hospital, Kansas City, Missouri.  Mr. Poll received his Bachelors of Business Administration from Western Michigan University, and his Masters of Hospital Administration from the University of Minnesota.  His activities have included board, committee membership, and officer positions on metropolitan, state and national health organizations, including the American Hospital Association, Association of American Medical Colleges, and Voluntary Hospitals of America, Inc.  Mr. Poll is a Fellow in the American College of Healthcare Executives, and currently is a board member of the International Genomics Consortium and serves as its Executive Advisor. He is also a founder and director of Goldwater Bank in Scottsdale, Arizona.  Mr. Poll has served as a member of the Company’s Board of Directors since 2005.

Mr. Poll’s career as a leader of various healthcare organizations provides the Board invaluable substantial operational expertise.

Mark St. Clare, 63. Mr. St. Clare’s background as a Board Member, CFO and Sr. Technology Executive includes successful leadership and management results in a number of segments of the technology industry.  These experiences have involved IPO’s, venture capital funded startups, high growth international companies, and extensive Wall Street contacts. He has been responsible for the financial, IT and legal operations at private start up operations as well as large public high growth international companies and has managed multiple acquisitions. Mr. St. Clare most recently served as Chief Financial Officer of Access 360 where he retired from in October 2002. As a board member and chair of the audit committee of Websense, Inc., he has been deeply involved in SOX 404 issues.  He is also a member of their audit and governance committees.  Mark St. Clare has also served as an Advisory Board Member at a previous security software company. Mr. St. Clare has served as a member of the Company’s Board of Directors since June 2007.

Mr. St. Clare’s career as executive with technology based companies provides the Board invaluable business strategy expertise. As a financial executive with proven management skills, Mr. St. Clare brings to the Board strong accounting and financial oversight required for our financial reporting and enterprise and operational risk management. Having served in corporate leadership positions and audit committees of other public companies, Mr. St Clare is valuable to the Board with respect to exercising control and oversight of our financial reporting.

Michael Vanderhoof, 50.  Mr. Vanderhoof is Chairman of Cambria Asset Management LLC and a principal in Cambria Investment Fund LP. Cambria Asset Management is the holding corporation for Cambria Capital LLC, a FINRA registered broker dealer with offices in Los Angeles, San Francisco and Salt Lake City. Cambria Investment Fund LP provides bridge loans and equity financing to early stage developing companies. Mr. Vanderhoof is a board member of Bionovo, Inc.  He has over twenty years experience in the capital markets.  From 1998 to present, he has advised various private and public companies on capital formation, mergers and acquisitions and financing.  From 1993 to 1997, Mr. Vanderhoof was a trader on a trading desk that made markets in over 200 OTC companies.  His career began in 1985 as an Account Executive for a FINRA broker-dealer firm in Salt Lake City, Utah. Mr. Vanderhoof has served as a member of the Company’s Board of Directors since 2001.

Mr. Vanderhoof’s background in entrepreneurial investment brings to the Board strategic planning and risk management skills that are important to the implementation of our growth strategies and oversight of the Company and operational risk management.

Board Meeting and Attendance

During fiscal year 2009, our Board of Directors held six meetings in person or by telephone. Members of our Board of Directors are provided with information between meetings regarding our operations and are consulted on an informal basis with respect to pending business. Each director, with the exception of Michael Vanderhoof, attended at least 75% of the total number of meetings of our Board of Directors and the total number of meetings held by all committees of our Board of Directors on which such director served during the year.

Director Independence

The Board of Directors has affirmatively determined that the following members of the Board of Directors meet the definition of “independent” set forth in the NASDAQ corporate governance listing standards:  Edward B. Case, Michael Joyce, Max Poll and Mark St. Clare.

Board Leadership Structure

The Company has chosen to split the roles of Chairman of the Board and Chief Executive Officer. Mr. Flynn serves as Chief Executive Officer while Mr. Pace is currently the non-executive Chairman of the Board. Although Mr. Pace is not independent, The Board has ensured that a majority of it’s members are independent. The Board believes that this structure is appropriate for the Company and provides the appropriate level of independent oversight necessary to ensure that the Board meets its fiduciary obligations to our stockholders, that the interests of management and our stockholders are properly aligned, and that we establish and follow sound business practices and strategies that are in the best interests of our stockholders.

Board’s Role in Risk Management

The Board provides oversight with respect to our management of risk, both as a whole and through its standing committees. The Board typically reviews and discusses with management at each of its regular quarterly meetings, information presented by management relating to our operational results and outlook, including information regarding risks related to our business and operations, as well as risks associated with the markets we serve. At least annually, the Board reviews and discusses an overall risk assessment conducted by management and the strategies and actions developed and implemented by management to monitor, control and mitigate such risks.

The Audit Committee of our Board also provides risk oversight, focusing in particular on financial and credit risk. The Audit Committee oversees the management of such risks, generally as part of its responsibilities related to the review of our financial results and our internal control over financial reporting, and specifically in connection with its consideration of particular actions being contemplated by us such as financing activities. The Compensation Committee has responsibility for overseeing the management of risk related to our compensation policies and practices. The Compensation Committee considers risks associated with our business in developing compensation policies and the components of our executive compensation program, and periodically reviews and discusses assessments conducted by management with respect to risk that may arise from our compensation policies and practices for all employees.

Committees of the Board of Directors

Compensation Committee

The Compensation Committee is presently composed of Michael Vanderhoof, who serves as chairperson of the committee, John D. Pace and Michael Joyce. Neither Mr. Vanderhoof nor Mr. Pace meet the definition of “independent” set forth in the NASDAQ corporate governance listing standards.  Pursuant to the authority delegated to it by the Board of Directors, the Compensation Committee reviews the performance of our executive officers and establishes overall employee compensation policies. This committee also reviews and recommends compensation levels for our directors and our corporate officers, including salary, bonus, and stock option grants, and administers our stock incentive plans.  The compensation levels recommended by the Compensation Committee are ratified by the Board of Directors.  The Compensation Committee may not delegate its responsibilities and the executive officers of the Company are not involved in determining or recommending the amount or form of executive and director compensation.  The Compensation Committee met ten times during the fiscal year ended December 31, 2009.  The compensation committee does not have a written charter.

Audit Committee

The Audit Committee is presently composed of Edward B. Case, who serves as chairperson, Max Poll and Mark St. Clare, all of whom meet the definition of “independent” set forth in the NASDAQ corporate governance listing standards. The Board of Directors has also determined that each of Edward B. Case and Mark St. Clare is an “audit committee financial expert,” as defined by the rules of the SEC. The functions of the Audit Committee include, among other things, reviewing our annual and quarterly financial statements, reviewing the results of each audit and quarterly review with our independent registered public accounting firm, and discussing the adequacy of our accounting and control systems. The Audit Committee met four times during the fiscal year ended December 31, 2009. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Annex A.

Nomination of Directors

The Company currently does not have a standing nominating committee.  The members of the Board of Directors perform the functions of a nominating committee.  The Board of Directors does not believe it needs a separate nominating committee because the directors have the time and resources to perform the function of recommending nominees to the Board.  Nominees for the Board of Directors are selected and approved by a majority of the directors and voted upon by the directors.

In identifying potential nominees, the Board of Directors takes into account such factors as it deems appropriate, including the current composition of the Board, the range of talents, experiences and skills that would best complement those that are already represented on the Board of Directors, the balance of management and independent directors and the need for specialized expertise.  The members of the Board of Directors identify director nominees through a combination of referrals, including by management, existing members of the Board of Directors and stockholders, and direct solicitations, where warranted. Referrals of director nominees should be sent to the Board of Directors, c/o Chief Financial Officer, Auxilio, Inc., 26300 La Alameda, Suite 100, Mission Viejo, California 92691.  All referrals will be compiled by the Chief Financial Officer and forwarded to the Board of Directors.  At a minimum, a recommendation should include the individual’s current and past business or professional affiliations and experience, age, stock ownership, particular banking or business qualifications, if any, and such other information as the stockholder deems relevant to assist the Board in considering the individual’s potential service as a director.

Communications with the Board of Directors

Stockholders may communicate with the Board of Directors or any individual director by sending written communications addressed to the Board of Directors, or to the individual member of the Board of Directors, c/o Chief Financial Officer, Auxilio, Inc., 26300 La Alameda, Suite 100, Mission Viejo, California 92691.  All communications are compiled by the Chief Financial Officer and forwarded to the Board of Directors or the individual director(s) accordingly.

Code of Ethics

We have adopted a “code of ethics” as defined in Item 406(b) of SEC Regulation S-K that applies to all our employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of our Code of Ethics is attached as Exhibit 14.1 to Auxilio’s Form 10-KSB for the year ended December 31, 2003 that was filed with the SEC on April 14, 2004 and is available upon written request to the secretary of Auxilio.

Director Attendance at Annual Meetings

Directors are encouraged to attend annual meetings of the Company’s stockholders.  John D. Pace and Etienne Weidemann attended the 2009 Annual Meeting of the Company’s stockholders.

EXECUTIVE OFFICERS

Our current executive officers are as follows:

Name	Age	Position
Joseph J. Flynn	44	Chief Executive Officer and President
Paul T. Anthony	39	Chief Financial Officer
Sasha Gala	31	Chief Operating Officer

All officers serve at the discretion of the Board of Directors.

For additional information on Mr. Flynn, who also serves as a director of the Company, please refer to his profile set forth above under “ELECTION OF DIRECTORS”.

Paul T. Anthony was hired as the Chief Financial Officer effective January 3, 2005.  Prior to joining the Company, Mr. Anthony served as Vice President, Finance and Corporate Controller with Callipso, a provider of voice-over IP based network services.  During his tenure at Callipso, Mr. Anthony was responsible for all of the financial operations including accounting, finance, investor relations, treasury, and risk management.  Before joining Callipso, Mr. Anthony was the Controller for IBM-Access360, a provider of enterprise software.  Mr. Anthony joined Access360 from Nexgenix, Inc. where he served as Corporate Controller.  Prior to this, Mr. Anthony held numerous positions in Accounting and Finance at FileNET Corporation, a provider of enterprise content management software applications. Mr. Anthony started his career at KPMG Peat Marwick LLP in Orange County in the Information, Communications & Entertainment practice.  He is a certified public accountant and holds a Bachelor of Science in Accounting from Northern Illinois University.

Sasha Gala has served as Chief Operating Officer since May 2009 and in such capacity, oversees Auxilio's field operations. Before joining the Company in October 2005, Ms. Gala was an associate at the law firm Atkinson, Andelson, Loya, Ruud & Romo where she assisted counsel to California public school districts and community colleges on general legal matters. There Ms. Gala focused on sexual harassment, discrimination, contract grievances and student rights and discipline. Ms. Gala graduated Magna Cum Laude from University of California, Berkeley in 2000. She earned her Juris Doctor from Chapman Law School in 2005 where she was the first woman ever to be nominated as speaker of the class. During law school, she clerked for both the Orange County District Attorney’s Office as well as the Orange County Public Defender.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table discloses the compensation received in each of the last two fiscal years by (i) our Chief Executive Officer of the Company during the last fiscal year and (ii) the two other most highly compensated executive officers or individuals in addition to the Chief Executive Officer, serving at the end of the last fiscal year whose total compensation exceeded $100,000 in the last fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen-sation ($)	Non-qualified Deferred Compen-sation Earnings ($)	All Other Compen- sation ($)(3)	Total ($)
Joseph J. Flynn (a)	2009	$84,295	$19,982	-	$87,758	-	-	-	$192,035
Chief Executive Officer and President (beginning 8/31/2009)	2008	-	-	-	-	-	-	-	-
Etienne Weidemann (b) Chief Executive Officer and President (terminated 8/5/2009)	2009 2008	$130,883 $175,000	- $192,899	- -	- -	- -	- -	$95,824 -	$226,707 $367,899

Paul T. Anthony (c) Chief Financial Officer	2009 2008	$185,000 $170,000	$57,355 $105,399	$162,392 -	- -	- -	- -	$6,611 $6,611	$411,358 $282,010
Sasha Gala (d)	2009	$153,458	$36,713	$72,354	-	-	-	-	$262,525
Chief Operating Officer	2008	$124,842	$28,203	-	-	-	-	-	$153,545

(1)	Bonuses include amounts earned by the individual and accrued by the Company in the year listed but paid to the individual in the subsequent year.

(2)
A discussion of the methods used in calculation of these values may be found in Note 7 to the consolidated financial statements which is in Part 2, item 7 of our 2009 annual report on Form 10-K.  Reflects the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year computed in accordance with ASC Topic 718, excluding the forfeiture assumption.

(3)	For Mr. Weidemann, includes severance paid to him. For Mr. Anthony, includes reimbursement for medical insurance payments made directly by him.

(a)	Mr. Flynn rejoined the Company August 31, 2009 as the Chief Executive Officer.

(b)	Mr. Weidemann joined the Company in November 2002. He became the Chief Executive Officer effective November 9, 2006. He was terminated August 5, 2009.

(c)	Mr. Anthony joined the Company in January 2005 as Chief Financial Officer.

(d)	Ms. Gala joined the Company in 2005. She became the Chief Operating Officer in May 2009.

Narrative to Summary Compensation Table

On August 5, 2009 the Board of Directors appointed Mr. Joseph J. Flynn as President and CEO effective August 31, 2009. Mr. Flynn has served as a member of the Board of Directors since 2003. He previously held the position of President and CEO for the Company from 2003 to 2006, having resigned to take a position as the Vice President of the Sport Group for the Nielsen Company. In connection with his appointment as President and CEO, the Company and Mr. Flynn entered into that certain Executive Employment Agreement, effective as of August 31, 2009 (the “Flynn Employment Agreement”).  The Flynn Employment Agreement provides that Mr. Flynn will be employed by the Company as President and CEO, for an initial term beginning on August 31, 2009 and ending on December 31, 2011, at an initial base salary of $250,000, up to $100,000 per year incentive compensation and options for 250,000 shares as more specifically set forth in the Flynn Employment Agreement.  Upon termination of Mr. Flynn’s employment by the Company other than for cause or by Mr. Flynn for good reason, the Company shall continue paying Mr. Flynn’s salary for six (6) months and accelerate the vesting of Company options and/or warrants issued to Mr. Flynn.  Mr. Flynn’s 2010 Executive Bonus Plan, whereby he is eligible to receive an annual bonus of $100,000, is based on the following; 50% if four new customer contracts are closed in 2010 and 50% if the Company has gross margins from existing businesses of at least 24 percent in 2010.  In addition, Mr. Flynn is eligible to participate in an option pool that will be allocated at the discretion of the Board of Directors based on the following.  For every new contract beyond four contracts in 2010, a pool of 50,000 options should be granted with a strike price of the day they are earned, the date in which the contracts are executed.

On March 15, 2006, the Company entered into an employment agreement with Etienne Weidemann to serve as President and Chief Operating Officer. This agreement was effective January 1, 2006, had a term of two years, and provided for a base annual salary of $175,000. Mr. Weidemann received 80,000 options and an annual bonus when certain earnings and revenue targets were accomplished. Mr. Weidemann became the Chief Executive Officer (“CEO”) of the Company effective November 9, 2006. In November of 2007, the Company entered in to a new employment agreement with Mr. Weidemann, to continue to serve as the Company’s President and CEO effective January 1, 2008. The employment agreement had a term of two years, and provided for a base annual salary of $175,000 in 2008 and $190,000 in 2009. In 2008 Mr. Weidemann also participated in the Executive Bonus Plan whereby he was eligible to receive an annual bonus of 4.0% of positive EBITDA up to $3.5 million and 4.8% of EBITDA for amounts over $3.5 million. In 2009 the Compensation Committee adjusted the Executive Bonus Plan. Under the new plan, Mr. Weidemann could earn a maximum bonus of $69,300 with $34,650 earned if the Company booked at least $20 million in new contracts in 2009 and $34,650 earned if the Company had gross margins from existing businesses of at least 24 percent in 2009. These bonus amounts are each reduced to a 50 percent payout if the actual performance falls short of the target by 15 percent or less. There is no payout if the actual performance falls short by more than 15 percent. Mr. Weidemann also could earn periodic commissions of 6.0% of the net cash flow from equipment sales up to $2.5 million annually and a 7.2% commission for amounts over $2.5 million.  The Company could terminate Mr. Weidemann’s employment under this agreement without cause at any time on thirty days advance written notice, at which time Mr. Weidemann would receive severance pay for six months and be fully vested in all options and warrants granted to date.

On August 5, 2009, the Company terminated Mr. Weidemann’s employment under the agreement. Accordingly, the Company recorded severance costs of $121,643 and vested 491,666 options which resulted in a stock compensation charge of $148,250.

On March 15, 2006, the Company entered into an employment agreement with Paul T. Anthony to serve as Chief Financial Officer (“CFO”) and Corporate Secretary. This new agreement was effective January 1, 2006, had a term of two years, and provided for a base annual salary of $170,000. Mr. Anthony received 75,000 options and an annual bonus when certain earnings and revenue targets were accomplished. In November of 2007, the Company entered in to a new employment agreement with Mr. Anthony, to continue to serve as the Company’s CFO effective January 1, 2008. The employment agreement has a term of two years, and provides for a base annual salary of $170,000 in year one and $185,000 in year two. Mr. Anthony also participated in the Executive Bonus Plan whereby he was eligible to receive an annual bonus of 2.5% of positive EBITDA up to $3.5 million and 3.0% of EBITDA for amounts over $3.5 million. In 2009 the Compensation Committee adjusted the Executive Bonus Plan. Under the new plan, Mr. Anthony could earn a maximum bonus of $42,900 with $21,450 earned if the Company books $20 million in new contracts in 2009 and $21,450 earned if the Company had gross margins from existing businesses of 24 percent in 2009. These bonus amounts were each reduced to a 50 percent payout if the actual performance falls short of the target by 15 percent or less. There was no payout if the actual performance falls short by more than 15 percent. Mr. Anthony also could earn periodic commissions of 3.0% of the net cash flow from equipment sales up to $2.5 million annually and a 3.6% commission for amounts over $2.5 million.  The Company could terminate Mr. Anthony’s employment under this agreement without cause at any time on thirty days’ advance written notice, at which time Mr. Anthony would receive severance pay for six months and be fully vested in all options and warrants granted to date.  On April 2, 2010, the Company finalized and entered in to a new employment agreement with Mr. Anthony, to continue to serve as the Company’s CFO effective January 1, 2010.  The employment agreement has a term of two years, and provides for a base annual salary of $203,500.  Mr. Anthony also participates in the Executive Bonus Plan whereby he is eligible to receive an annual bonus of $60,000, 50% if 4 new customer contracts are closed in 2010 and 50% if the Company has gross margins from existing businesses of 24 percent in 2010.  In addition, Mr. Anthony is eligible to participate in an option pool that will be allocated at the CEO’s discretion based on the following.  For every new contract beyond 4 contracts in 2010, a pool of 50,000 options should be granted with a strike price of the day they are earned, the date in which the contracts are executed.

On June 10, 2009, the Company entered into an employment agreement with Sasha Gala to serve as the Chief Operating Officer, or COO. The employment agreement terminated December 31, 2009. Ms. Gala reports to the CEO and is responsible for developing and directing the management of the Company’s customer base and operations staff. Ms. Gala joined the Company in October of 2005 as Resident Director for California Pacific Medical Center (CPMC) in San Francisco and was promoted in 2008 to Senior Vice President of West Coast Operations for the Company. Ms. Gala was paid an annual base salary of $159,500. She also received the customary employee benefits paid by the Company and was eligible for commissions and an annual Incentive Compensation Plan bonus that could pay up to 10% of her base salary.

Effective January 1, 2010, the Company entered into a new employment agreement with Sasha Gala to the serve as Senior Vice President and COO. The employment agreement has a term of two years, and provides for an annual base salary of $159,500.  Ms. Gala will also receive the customary employee benefits paid by the Company.  Ms. Gala shall also be entitled to receive a bonus of up to $40,000 per year, the achievement of which is based on certain personal and Company related performance metrics. In addition, Ms. Gala is eligible to receive additional compensation upon the renewals of accounts within her territory equal to approximately 5% of average monthly billings. The Company may terminate Ms. Gala’s employment under this agreement without cause at any time on thirty days advance written notice, at which time Ms. Gala would receive severance pay for three months.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END (1)

Option and Warrant Awards
Name	Type of Instrument	Number of Securities Underlying Unexercised Options and Warrants Exercisable (#)	Number of Securities Underlying Unexercised Options and Warrants Unexercisable (#)(2)	Number of Securities Underlying Unexercised Options and Warrants	Equity Incentive Plan Awards	Exercise Price ($)	Expiration Date
Joseph J. Flynn	Warrant	250,000	-	-	-	$0.55	3/31/2011
	Option	83,333	-	-	-	$0.75	5/15/2013
	Option	83,333	-	-	-	$0.90	5/28/2014
	Option	100,000	-	-	-	$1.40	2/2/2016
	Option	5,000	2,500	-	-	$0.71	7/1/2017
	Option	3,333	1,667	-	-	$1.25	11/8/2017
	Option	1,667	3,333	-	-	$1.70	4/2/2018
	Option	833	1,667	-	-	$1.83	5/8/2018
	Option	833	1,667	-	-	$1.80	8/7/2018
	Option	833	1,677	-	-	$2.15	9/2/2018
	Option	833	1,667	-	-	$0.78	11/1/2018
	Option	-	2,500	-	-	$0.55	2/5/2019
	Option	-	2,500	-	-	$0.55	3/19/2019
	Option	-	2,500	-	-	$1.01	5/7/2019
	Option	-	252,500	-	-	$0.60	8/5/2019
	Option	-	2,500	-	-	$0.80	11/5/2019
					-
Etienne Weidemann	Warrant	250,000	-	-	-	$0.55	3/31/2011

Paul T. Anthony	Option	25,000	75,000	-	-	$1.40	2/2/2016
	Option	40,000	80,000	-	-	$0.47	11/9/2016
	Option	50,000	100,000	-	-	$1.25	11/8/2017
	(3) Option	-	150,000	-	-	$0.55	3/19/2019
	Option	-	250,000	-	-	$0.80	11/5/2019

Sasha Gala	Option	15,000	-	-	-	$1.83	11/10/2015
	Option	16,667	8,333	-	-	$0.47	11/9/2016
	Option	55,555	27,778	-	-	$1.25	11/8/2017
	(3) Option	-	75,000	-	-	$0.55	3/19/2019
	Option	-	75,000	-	-	$1.01	5/7/2019

(1) Options and warrants shown in this table were granted between 2003 and 2009. There have been no stock awards granted to any Named Executive Officer. As such, these columns are omitted from this Table of Outstanding Equity Awards.

(2) All options except those marked with a (3) vest in cumulative annual installments of one-third of the shares commencing one year from the date of grant. Warrants were performance based and vested at the discretion of the Board of Directors.

(3) Options granted on March 19, 2009 vest based on two performance measures related to the Company’s revenue and EBITDA in fiscal year 2010.

DIRECTOR COMPENSATION FOR 2009

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Edward B. Case	—	—	10,717	—	—	—	10,717
Joseph J. Flynn (2)	—	—	5,206	—	—	—	5,206
Michael Joyce	—	—	14,960	—	—	—	14,960
John D. Pace (3)	30,000	—	14,960	—	—	—	44,960
Max Poll	—	—	10,717	—	—	—	10,717
Mark St. Clare	—	—	10,717	—	—	—	10,717
Michael Vanderhoof	—	—	14,960	—	—	—	14,960

(1) Etienne Weidemann, our former President and Chief Executive Officer also served as a director until August 2009. His compensation is not included in this table because he did not receive compensation for his services as director.  His compensation received as an employee is shown on the Summary Compensation Table.

(2) Joseph J. Flynn, our current President and Chief Executive Officer has served continuously as a director since 2003. His compensation as director prior to employment is included in this table.  His compensation received as President and Chief Executive Officer is shown on the Summary Compensation Table. Effective with his employment in August 2009, Mr. Flynn did not receive compensation for his services as director.

(3) John D. Pace earned fees for additional services rendered under a consulting agreement. See further disclosure under Certain Relationships and Related Transactions.

(4) A discussion of the methods used in calculation of these values may be found in Note 7 to the consolidated financial statements which is in Part 2, item 7 of our 2009 annual report on Form 10-K.  Reflects the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year computed in accordance with ASC Topic 718, excluding the forfeiture assumption.

Narrative to Director Compensation Table

The Company compensates its non-employee directors for their service on the Board of Directors with an initial grant of an option to purchase 25,000 shares of Common Stock. Each outside director also receives 2,500 shares of Common Stock for each board meeting and committee meeting attended.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors reviews and establishes compensation strategies and programs to ensure that the Company attracts, retains, properly compensates, and motivates qualified executives and other key associates. The Committee consists of Mr. Vanderhoof, its chairperson, Mr. Pace and Mr. Joyce. No member of this committee is an employee or officer.

The philosophy of the Compensation Committee is (i) to provide competitive levels of compensation that integrate pay with the individual executive’s performance and the Company’s annual and long-term performance goals; (ii) to motivate key executives to achieve strategic business goals and reward them for their achievement; (iii) to provide compensation opportunities and benefits that are comparable to those offered by other companies in the healthcare services industry, thereby allowing us to compete for and retain talented executives who are critical to our long-term success; and (iv) to align the interests of key executives with the long-term interests of stockholders and the enhancement of stockholder value through the granting of stock options. The compensation of our executive officer is currently comprised of annual base salary, a bonus plan pursuant to certain performance criteria being achieved, and long-term performance incentives in the form of stock option grants under the stock option plans.

Chief Executive Officer Compensation

The Compensation Committee set the 2010 annual compensation for our Chief Executive Officer, Mr. Flynn.  Mr. Flynn is being paid an annual salary of $250,000.  Mr. Flynn may earn commissions and up to $100,000 annual bonus, with 50% payout for closing four new customer contracts before the end of 2010 and 50% payout for achieving gross margins from existing business of 24%. The bonus is to be paid pro rata in August 2010 and February 2011.  In addition, Mr. Flynn will participate in an option pool that will be allocated at the Board’s discretion based on the following.  For every new contract beyond four contracts in 2010, a pool of 50,000 options should be granted with a strike price of the day they are earned, the date in which the contracts are signed and delivered.

By the Compensation Committee,

Michael Vanderhoof, Chairperson
John D. Pace
Michael Joyce

April 8, 2010

BENEFICIAL OWNERSHIP OF SECURITIES

The following table and the notes thereto set forth certain information regarding the beneficial ownership of our common stock as of March 31, 2010, by (i) each current director; (ii) each executive officer named in the summary compensation table included herein who was serving as an executive officer at the end of fiscal 2009; (iii) all our current directors and executive officers as a group; and (iv) each person who is known by us to be a beneficial owner of five percent or more of our common stock.

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number (2)	Percent
Paul T. Anthony	407,150	2.1
Edward B. Case (3)	104,000	*
Joseph J. Flynn (4)	640,901	3.3
Michael Joyce (5)	73,333	*
John Pace (6)	110,371	*
Max Poll (7)	136,667	*
Mark St. Clare (8)	52,000	*
Michael Vanderhoof (9)	1,349,746	7.0
Etienne Weidemann (10)	307,500	1.6
All directors and executive officers, as a group (11)	3,181,668	12.9

*             Less than 1% of the outstanding shares of common stock

(1)	The address for all officers and directors is 26300 La Alameda, Suite 100, Mission Viejo, CA 92691.

(2)
Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law). The percentages are based upon 19,159,151 shares outstanding as of March 31, 2010, except for certain parties who hold options and warrants that are presently exercisable or exercisable within 60 days whose percentages are based upon the sum of shares outstanding as of March 31, 2010 plus the number of shares subject to options and warrants that are presently exercisable or exercisable within 60 days held by them, as indicated in the following notes.

(3)	Includes 5,833 shares subject to stock options exercisable within 60 days.

(4)	Includes 250,000 shares subject to stock warrant agreements. Includes 3,333 shares subject to stock options exercisable within 60 days.

(5)	Includes 3,333 shares subject to stock options exercisable within 60 days.

(6)	Includes 3,333 shares subject to stock options exercisable within 60 days.

(7)	Includes 5,833 shares subject to stock options exercisable within 60 days.

(8)	Includes 5,833 shares subject to stock options exercisable within 60 days.

(9)
Includes 32,500 shares subject to stock warrant agreements. Michael Vanderhoof is a principal in Cambria Investment Fund, L.P.  Cambria Investment Fund, L.P. currently owns 80,000 shares of common stock and holds warrants to purchase 1,290,000 shares of the Company's common stock. Mr. Vanderhoof expressly disclaims beneficial ownership of these stocks and warrants, except to the extent he has a pecuniary interest therein resulting from his position as a principal of Cambria Investment Fund, L.P. Mr. Vanderhoof is also a principal in Avintaquin Capital, LLC which currently owns 316,667 shares of common stock and holds warrants to purchase 45,338 shares of the Company's common stock. Mr. Vanderhoof expressly disclaims beneficial ownership of these stocks and warrants, except to the extent he has a pecuniary interest therein resulting from his position as a principal of Avintaquin Capital, LLC. Includes 3,333 shares subject to stock options exercisable within 60 days.

(10)	Includes 150,000 shares subject to stock warrant agreements.

(11)	Includes 532,500 shares subject to stock warrant agreements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Auxilio's executive officers, directors and greater than 10% stockholders to file with the SEC certain reports of ownership and changes in ownership. Based on a review of the copies of such forms received and written representations from certain reporting persons, Auxilio believes that during the year ended December 31, 2009 all Section 16(a) reports applicable to its executive officers, directors and greater than 10% stockholders were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In November 2007, the Company entered into a consulting agreement with John D. Pace, a director and Chairman of the Board, to provide support to the Company in the capacity of Chief Strategy Officer.  Mr. Pace was entitled to receive $6,000 per month through December 2008 for his services. The agreement terminated December 31, 2008.  In August 2009, the Company entered into another consulting agreement with Mr. Pace. The agreement provides that the Company will pay Mr. Pace $6,000 per month as compensation for his services. The agreement expires on December 31, 2010. Total cash compensation to Mr. Pace for the years ended December 31, 2008 and 2009 was $82,000 and $30,000, respectively.

The Company believes that the foregoing transactions were in its best interests. As a matter of policy, these transactions were and all future transactions between the Company and its officers, directors, principal stockholders or their affiliates will be approved by a majority of the disinterested members of the Board of Directors, on terms no less favorable than could be obtained from unaffiliated third parties and in connection with bona fide business purposes of the Company.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed the independent accounting firm of Haskell & White LLP, certified public accountants, as the independent registered public accounting firm for the Company for the 2010 fiscal year. Haskell & White LLP has audited the accounts and records of the Company since 2005.

Representatives of Haskell & White LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make such statements as they may desire.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF HASKELL & WHITE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 2010 FISCAL YEAR.

FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

The aggregate fees for professional services rendered by Haskell & White LLP for the annual audit of the Company’s financial statements and the reviews of the financial statements included in the Company’s Forms 10-QSB and Forms 10-Q billed during the years ended December 31, 2008 and 2009 were $135,225 and $119,780, respectively.

Audit-related Fees

The aggregate fees for audit-related services rendered by Haskell & White LLP for consents and other assurance services billed during the years ended December 31, 2008 and 2009 were $17,800 and$15,180, respectively. These audit related services were primarily comprised of review of financial information contained in post effective amendments and prospective supplements to our outstanding registration statements and our proxy statement.

Tax Fees

The aggregate fees for tax services rendered by Haskell & White LLP billed during the years ended December 31, 2008 and 2009 were $12,000 and $14,899, respectively. Tax services comprised income tax return preparation and income tax estimated payments calculations.

All Other Fees

Fees for other services rendered by Haskell & White LLP billed during the years ended December 31, 2008 and 2009 were $0 and $0.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm in accordance with applicable Securities and Exchange Commission rules.  The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis.  The independent registered public accounting firm and management periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date.  All of the professional services rendered by Haskell & White LLP for fiscal years 2008 and 2009 were pre-approved by the Audit Committee of our Board of Directors in accordance with applicable SEC rules.

AUDIT COMMITTEE REPORT

The Audit Committee’s role is to act on behalf of the Board of Directors in the oversight of all aspects of our financial reporting, internal control and audit functions. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report for fiscal year 2009 with management.

The Audit Committee also reviewed with Haskell & White LLP, our independent registered public accounting firm, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). The independent registered public accounting firm also provided the Audit Committee with the written disclosures required by Rule 3526 of the Public Company Accounting Oversight Board, “Communications with Audit Committees Concerning Independence (Rule 3526)”. The Audit Committee has also considered whether the provision of non-audit services by Haskell & White LLP is compatible with their independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

No portion of the information in this report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

By the Audit Committee,

Edward B. Case, Chairperson
Max Poll
Mark St. Clare

April 8, 2010

ANNUAL REPORT

The Company’s Annual Report on Form 10-K, including financial statements , for the fiscal year ended December 31, 2009, accompanies this Proxy Statement or is available via the Internet at www.colonialstock.com/auxilio2010.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matter that will be acted upon at the Annual Meeting. If any other matter is presented properly for action at the Annual Meeting or at any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

By Order of the Board of Directors,

Auxilio, Inc.

/s/ John D. Pace

John D. Pace
Chairman of the Board

Mission Viejo, California
April 8, 2010

ANNEX A

AUXILIO, INC.

AUDIT COMMITTEE CHARTER

I.           PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Auxilio, Inc. (the “Company”) to provide assistance to the Board in fulfilling the Board’s responsibilities to the Company’s stockholders and potential stockholders, and to the investment community, relating to the Company’s corporate accounting and financial reporting practices, as well as the quality and integrity of the Company’s audits and financial statements and reports.  The Committee’s primary duties and responsibilities are to:

•	Monitor the reliability and integrity of the Company’s financial reporting and disclosure practices and systems of internal controls;
•	Monitor the Company’s compliance with legal and financial regulatory requirements;
•	Monitor the qualifications and independence of the Company’s independent auditors;
•	Monitor the performance of the Company’s internal controls and independent auditors;
•	Provide an avenue of communication among the independent auditors, management and the Board; and
•	Prepare the Committee’s annual report for inclusion in the Company’s proxy statement.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company.  The Committee has the authority to retain, at the Company’s expense, special legal, accounting, or other consultants or experts as it deems necessary in the performance of its duties, which experts need not be the same as are regularly retained by the Company to perform such functions.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (GAAP).  This is the responsibility of management and the independent auditors.

The Audit Committee shall report its activities to the full Board of Directors on a regular basis.

The Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Article IV of this Charter.

II.           COMPOSITION

The Committee shall be comprised of three or more directors as determined by the Board.

Committee members shall meet the independence and experience requirements set forth in the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”), and in applicable listing standards.  Without limiting the foregoing, each Committee member shall be an independent director, free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

In addition, all members of the Committee shall have a working familiarity with basic finance and accounting practices and shall be financially literate, as determined in the business judgment of the Board, or shall meet such standards within a reasonable period of time after the director’s appointment to the Committee.  At least one member of the Committee shall qualify as an “audit committee financial expert,” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002.

The members of the Committee shall be appointed by the Board at the recommendation of the Board at the annual organizational meeting of the Board, and they shall continue as members of the Committee until their successors are duly appointed and qualified.  Unless a Chairperson for the Committee is appointed by the Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership.

Members of the Committee shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that simultaneous service would not impair the ability of the member to effectively serve on the Committee and the Board discloses this determination in the Company’s proxy statement.

III.           MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet privately and separately in executive session at least two times annually with management, the executive officer heading the internal auditing staff and the independent auditors to discuss any matters that the Committee or each of these groups believes should be discussed.  The Company may require any Company officer or employee or the Company’s outside counsel or external auditor to attend any Committee meeting or to meet with any members of, or consultants to, the Committee, and to provide pertinent information as necessary.  In addition, the Committee or at least its Chairperson should meet with the independent auditors and/or management quarterly to review the Company’s financial statements.

The Committee Chairperson shall prepare and/or approve an agenda in advance of each meeting and, whenever reasonably practicable, circulate the agenda to each member prior to the meeting date.  The Committee shall maintain minutes and other relevant documentation of all its meetings.

IV.           RESPONSIBILITIES AND DUTIES

A.           Independent Auditors

1.
The independent auditors shall be directly accountable to the Committee and indirectly accountable to the Board through the Committee.  The Committee shall review the independence and evaluate the performance of the auditors and annually approve the appointment/retention of the independent auditors or approve any discharge of auditors when circumstances warrant.  The Committee shall have the sole authority to terminate the engagement of the Company’s independent auditors; provided, however, the Committee shall discontinue the Company’s engagement of the independent auditors with respect to any independent audit if the Company’s chief executive officer, chief financial officer, controller, chief accounting officer or person serving in an equivalent position was employed by the auditor and participated in any capacity in auditing of the Company during the one year period prior to initiating such independent audit.

2.
The Committee shall have the sole authority to approve the fees and other significant compensation to be paid to the independent auditors for the audit engagement, which shall include preparing or issuing the audit report and performing other audit, review or attest services for the Company, and to approve any significant non-audit engagement in accordance with the regulations promulgated by the SEC.  Such approval shall be delivered prior to the related services being performed.  In approving any non-audit engagement, the Committee must also consider whether the provision of permitted non-audit services by auditors and the amount of fees paid to auditors for such services are consistent with the auditors’ independence.

3.
The Committee shall be directly responsible for the resolution of disagreements between management and the Company’s independent auditors regarding financial reporting, and shall have final authority to determine the Company’s position with respect to any such disagreement.

4.
The Committee shall annually obtain and review a report by the independent auditors describing the independent auditors’ internal quality control procedures, and any material issues raised with respect thereto by any internal review, peer review or external investigation thereof, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues.

5.
The Committee shall:  (a) on an annual basis, review and discuss with the independent auditors all significant relationships they have or are proposed to have with the Company to determine whether those relationships could impair the auditors' objectivity and independence, and obtain a written statement from the independent auditors regarding such relationships and present this statement to the Board; and (b) review, on an ongoing basis, compliance with the statutory ban on the independent auditors’ provision of non-audit services, except for the provision of tax advice and services pre-approved by the Committee.

6.
In consultation with management and the Company’s internal audit staff, the Committee shall annually consider the independent auditors’ qualifications, performance and independence, the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles and disclosure practices as applied in its financial reporting, and the independent auditors’ views about how such accounting principles and disclosure practices may affect stockholder and public views and attitudes about the Company.

7.
At least every five years, the Committee shall require the rotation of the independent auditors’ lead audit partner and reviewing audit partner, and consider the costs and benefits of switching to another firm of independent auditors.

8.
The Committee shall establish a regular schedule of meetings with the independent auditors without management present to discuss candidly any audit problems or difficulties and management’s responses to the independent auditors’ efforts to resolve such problems or difficulties.  Topics addressed in these sessions should include any adjustments proposed by the independent auditors that were rejected by management on any basis, matters referred by the independent auditors to their national offices for additional review, the contents of any management/internal control letters issued or pending by the independent auditors and the independent auditors’ candid assessment of the responsibilities, budget and staffing of the Company’s internal audit function.

9.
The Committee shall establish formal procedures for the hiring of employees and former employees of the independent auditors with the goal of preventing the prospect of future employment with the Company from influencing the current performance of the independent auditor function.

10.
The Committee shall periodically review the independent auditors’ audit plan, including scope, staffing, locations, reliance upon management, internal audit and general audit approach and the content of all audit-related services.

B.           Handling of Complaints Regarding Accounting Practices

1.
The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

2.
The Committee shall establish procedures for the receipt of complaints or reports by outside legal counsel regarding evidence of material violations of securities laws or breaches of fiduciary duties as required by the rules and regulations promulgated by the SEC.

C.           Review Procedures

1.
The Committee shall review the Company’s annual and quarterly financial statements prior to filing or distribution.  Review should include discussion with management and the independent auditors of significant issues regarding accounting principles, practices, and judgments, including the assessments of financial performance and critical accounting policies proposed to be set forth in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  The Committee shall recommend to the Board whether the financial statements should be included in the Company’s periodic reports and its annual report to be included in the Company’s proxy statement.

2.
The Committee shall review any analyses prepared by management or the independent auditors regarding significant financial reporting issues, specifically including the judgments made by management as to the application of GAAP to the Company’s financial reporting in light of potential alternative GAAP applications.

3.
The Committee shall discuss, both internally and with the Company’s independent auditors, any earnings information or any financial information or earnings guidance provided to analysts and rating agencies prior to the release of the information.  In that connection, the Committee shall discuss the results of the audit, any significant changes to the Company’s accounting principles and any items required to be communicated to audit committees in accordance with AICPA SAS 61, as amended.  In lieu of the full Committee’s involvement, this function may be performed by the Chairperson of the Committee or pursuant to general guidelines as to the type of information to be included in such releases and the presentation thereof.

4.	The Committee shall review with management the Company’s presentation of “pro forma,” or non-GAAP financial measures, to ensure compliance with applicable disclosure requirements.

D.           Internal Controls and Legal Compliance

1.
In consultation with the management and the independent auditors, the Committee shall on an ongoing basis consider the adequacy and integrity of the Company’s internal financial reporting processes and controls, and to review before filing any periodic report, the disclosure regarding such system of internal controls contained in the certifications by the Company’s chief executive officer and chief financial officer and the attestations or reports by the independent auditors relating to the adequacy of such internal controls contained in the Company’s annual report to be included in the Company’s proxy statement.

2.	The Committee shall establish policies and procedures to ensure that management regularly assesses the Company’s major financial risk exposure and implements plans to monitor and control such risks.

3.
The Committee shall review, as necessary, any significant changes in the Company’s selection or application of accounting principles and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of any material control deficiencies.

4.	The Committee shall review, as necessary, the effect of regulatory or accounting initiatives, as well as any off-balance sheet structures, on the Company’s financial statements.

5.	The Committee shall review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the Company’s internal audit staff, if any, as needed.

6.
The Committee shall, on an ongoing basis, review the appointment, performance, and replacement of the financial and accounting personnel and the financial and accounting personnel succession planning within the Company.

7.
On at least an annual basis, the Committee shall review with the Company’s outside counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

E.           Other Committee Responsibilities

1.
The Committee shall review and reassess the adequacy of this Charter at least annually, and submit the Charter with any recommended changes to the Board for approval and have the then-current document published at least every three years in accordance with SEC regulations.

2.
The Committee shall participate in implementing the Company’s code of conduct applicable to all directors, officers and employees that complies with both the rules and regulations promulgated by the SEC and applicable listing standards.

3.	The Committee shall annually prepare a report to stockholders as required by the SEC. The report should be included in the Company’s annual proxy statement and shall state whether the Committee has:

•	reviewed and discussed the audited financial statements with management;
•	discussed with the independent auditors the matters required to be discussed by SAS 61, as amended;
•	received certain disclosures from the auditors regarding their independence; and
•	state whether the Committee has recommended to the Board that the audited financial statements be included in the annual report on Form 10-K filed with the SEC based upon such disclosure.

4.     The Committee shall review and approve in advance any proposed related party transactions.

5.	The Committee shall obtain the advice and assistance, as appropriate, of special legal, accounting and other consultants or experts as it deems necessary in the performance of its duties.

6.	Determine appropriate funding, which the Company must provide, for payment of:

•	compensation to the independent auditors;
•	compensation to any advisers employed by the Committee (as described under item 5 above); and
•	ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

7.	The Committee shall perform any other activities consistent with this Charter, the Company’s bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

8.	The Committee shall periodically report to the Board on significant results of any of its activities.

V.	COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board in its sole discretion.  Such fees may include retainers and/or per meeting fees.  Fees may be paid in such form of consideration as is determined by the Board.

Members of the Committee (and their family members) may not receive any compensation, including fees for professional services, from the Company except the fees that they receive for service as a member of the Board and any committee thereof and reasonable expense reimbursements.

Auxilio, Inc
26300La Alameda, Suite 100
Mission Viejo, California 92691

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby nominates, constitutes and appoints each of Joseph J. Flynn and Paul T. Anthony the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Auxilio, Inc. which the undersigned is entitled to represent and vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s office at 26300 La Alameda, Suite 100, Mission Viejo, California on May 20, 2010, at 3:00 p.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

THE DIRECTORS RECOMMEND A VOTE “FOR” PROPOSAL 1

1.	ELECTION OF DIRECTORS:

☐           FOR                                                      ☐           WITHHOLD AUTHORITY
all nominees listed below (except                   to vote for all nominees listed below
as marked to the contrary below)

            Election of the following nominees as directors: Edward B. Case, Joseph J. Flynn, Michael Joyce, John D. Pace, Max Poll, Mark St. Clare and Michael Vanderhoof.

           (Instructions: To withhold authority to vote for any nominee, print that nominee’s name in the space provided below.)

2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS:

☐           FOR                                           ☐             AGAINST                                         ☐           ABSTAIN

Ratification of the appointment of Haskell & White LLP as independent auditors.

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2.

IMPORTANT – PLEASE SIGN, DATE AND RETURN PROMPTLY

DATED:
______________________________________, 2010

_____________________________________________________
(Signature)

Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person

PLEASE SIGN THIS CARD AND RETURN PROMPTLY.  IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.